UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2020

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Ste. 160, Houston, TX 77051
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 832-384-1100
2130 W. Holcombe Blvd., Ste. 800, Houston, TX 77030
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 10, 2020, the Board of Directors of Bellicum Pharmaceuticals, Inc. (the “Company”) approved amendments to the Company’s Code of Business Conduct and Ethics (as amended, the “Code”), which, among other things, clarified that potential violations of the Code shall be reported to the Company’s corporate counsel, currently Shane Ward, the Company’s Chief Legal and Strategy Officer.

The foregoing disclosure is qualified in its entirety by reference to the Code, a copy of which is attached hereto as Exhibit 14.1. The Company has posted a copy of the Code on its website at www.bellicum.com. The information on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
14.1	Bellicum Pharmaceuticals, Inc. Code of Business Conduct and Ethics

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: September 16, 2020	By:	/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer